SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 9, 2004

Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

HLI Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107539	30-0167742
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan 48167

(Address of principal executive offices) (Zip Code)

(734) 737-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Receivables Financing Agreement
Originator Purchase Agreement
Secondary Purchase Agreement
Press Release, Dated December 10, 2004

ITEM 1.01 Entry into a Material Definitive Agreement.

     The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Structure. On December 10, 2004, Hayes Lemmerz International, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the establishment of a $75 million (initial amount, which may be subsequently increased by mutual agreement) accounts receivable securitization facility, effective as of December 9, 2004. As part of the program, HLI Operating Company, Inc. (“HLIOC”), a wholly-owned subsidiary of the Company, entered into a Receivables Financing Agreement (the “Financing Agreement”), as servicer, with HL Funding II, Inc. (“HL Funding II”), as borrower, CAFCO, LLC (“CAFCO”), an issuer of commercial paper, as an investor, Citibank, N.A., as a bank and disbursement agent and Citicorp North America, Inc. (“Citicorp”), as the program agent and as investor agent for the investors and the banks from time to time parties thereto. Additionally, certain operating subsidiaries of the Company (each an “Originator” and collectively, the “Originators”) entered into an Originator Purchase Agreement (the “OPA”), with HL Funding I, LLC (“HL Funding LLC”), a wholly-owned subsidiary of the Originators, and HL Funding LLC entered into a Secondary Purchase Agreement (the “SPA”) with HL Funding II. Under the accounts receivables securitization facility and pursuant to the OPA, the Originators sell or contribute all of their eligible U.S. receivables (and certain eligible Canadian receivables) to HL Funding LCC, which, in turn, pursuant to the SPA, sells those receivables to HL Funding II, a wholly-owned subsidiary of HL Funding LLC. Both HL Funding LLC and HL Funding II were formed for the sole purpose of entering into receivables facilities.

     Pursuant to the facility, HL Funding II obtains financing from CAFCO (and other commercial paper conduits that may become parties to the Financing Agreement) or, to the extent that CAFCO or the other commercial paper conduits participating in the program elect not to fund advances under the Financing Agreement, from Citibank (and other committed liquidity banks that may become parties to the Financing Agreement) by pledging the receivables as collateral for borrowings from the commercial paper conduits or banks. The funding obtained by HL Funding II is used to pay the purchase price, or a portion thereof, for the receivables it purchased from HL Funding LLC. The balance of the purchase price, if any, is paid by the issuance of a subordinated note from HL Funding II payable to HL Funding LLC and/or by capital contributions from HL Funding LLC to HL Funding II. In turn, HL Funding LLC uses the funding it receives from HL Funding II to pay the purchase price, or a portion thereof, for the receivables it purchased from the Originators. The balance of the purchase price, or a portion thereof, is paid by the issuance of a subordinated note from HL Funding LLC payable to the Originators and/or by capital contributions from the Originators to HL Funding LLC. The cash flow from the collections of the receivables is used by HL Funding II to purchase newly generated receivables from HL Funding LLC, to pay amounts to HL Funding II’s lenders, to pay down the subordinated note, if any, issued to HL Funding LLC and to make dividend distributions to HL Funding LLC (to the extent permitted by the securitization facility). HL Funding LLC, in turn, uses the amounts it receives from HL Funding II to purchase newly generated receivables from the Originators, pay down the subordinated notes, if any, issued to the Originators and make dividend distributions to the Originators. The Company has undertaken to guaranty certain performance obligations of the Originators and HLIOC under the securitization facility.

     The Company structured the transfers of receivables by the Originators to HL Funding LLC as a “true sale” under applicable laws. HL Funding II retains the receivables it acquires from HL Funding LLC. HL Funding II is not consolidated on the Company’s financial statements and the assets of HL Funding II are not available to pay creditors of the Company or of its subsidiaries or affiliates. To secure the performance of its obligations under the receivables facility, HL Funding II granted a first priority security interest to Citicorp, as program agent, in all receivables owned by it and in all proceeds and collections of those receivables. Citibank, CAFCO and any other lenders under the securitization facility have no recourse to the assets of the Company, HLIOC or the Originators for losses resulting from the financial inability or unwillingness of customers to pay amounts due on the receivables when they become due, although in certain circumstances (unrelated to the decline in the credit quality of the receivables) the Originators may become obligated to repurchase receivables from HL Funding LLC, which also becomes obligated to repurchase such receivables from HL Funding II. As long as a termination event under the receivables facility has not occurred, HLIOC will service, administer and collect the receivables under the receivables facility as agent on behalf of HL Funding II and the lenders. In exchange for these services, HLIOC will receive a servicing fee determined on an arm’s-length basis.

     Available Amounts. The amount of funds available under the receivables facility will be based upon the amount of eligible receivables net of various reserves required by the facility. Accordingly, availability of funds may fluctuate over time given changes in eligible receivables balances and calculation of reserves, but will not exceed the $75 million program limit (or a higher agreed-upon program limit).

     Costs. The Company’s financing costs associated with the receivables facility will depend on whether advances are funded by CAFCO and other participating commercial paper conduits or by Citibank and the other committed liquidity banks. To the extent advances are funded by CAFCO or other commercial paper conduits, the Company’s costs will be based on the lenders’ cost of funds for issuing commercial paper. To the extent advances are funded by Citibank or other committed liquidity providers, the Company’s financing costs will generally be equal to a eurodollar rate plus a margin based on the Company’s senior unsecured debt rating, which margin is currently 2.0%, although in certain circumstances described in the Financing Agreement the financing costs will be equal to the higher of Citibank’s base rate plus 0.75% and an average federal funds rate plus 1.25%.

     HL Funding II pays ongoing monthly securitization program fees based on the principal amounts outstanding during the preceding month multiplied by a factor determined based on the Company’s senior secured debt rating, which factor is currently 0.75% per annum. HL Funding II also pays ongoing monthly liquidity fees based on the unused portion of the receivables facility during the preceding month multiplied by a factor determined based on the Company’s senior secured debt rating, which factor is currently 0.50% per annum. HL Funding II also pays rating agency fees, audit fees, and the legal fees of CAFCO, Citibank and Citicorp. The Company also paid a one time structuring fee to Citicorp in December 2004.

     Representations, Warranties, Covenants and Indemnities. The facility contains representations, warranties, covenants, and indemnities customary for facilities of this type. The facility does not contain any covenants that the Company views as materially constraining the activities of it or (except for HL Funding II) its subsidiaries.

     Termination. The receivables facility is scheduled to expire on December 3, 2007.

CAFCO is not committed to make advances against the receivables. If CAFCO does not make advances, Citibank has committed to make such advances, on the terms and subject to the conditions in the facility, until December 7, 2005, subject to annual renewal. If Citibank does not elect to make advances after December 7, 2005, it will continue to provide funding under the facility through December 3, 2007 by depositing the unused amount of the facility commitment into an account from which HL Funding II can draw amounts that would otherwise have been available for advances. HL Funding II can discontinue borrowing against receivables under the facility at any time without material cost. Under limited circumstances, Citicorp, as agent for the banks and investors, can terminate purchases of receivables interests prior to this date. Termination events are customary for facilities of this type and include, among others:

•	non-performance by HL Funding II, any Originator, HLIOC or the Company of their agreements under the facility;

•	inaccuracy of the representations and warranties of HL Funding II, the Originators and HLIOC in the facility;

•	payment defaults by HL Funding II, any Originator, HLIOC or the Company with respect to debt in excess of a certain principal amount;

•	certain statistics concerning collections of the receivables not meeting specified criteria;

•	the facility principal exceeding the borrowing base at the end of a cure period;

•	events that materially adversely affect the collectibility of the receivables or the ability of HL Funding II, the Originators, HLIOC or the Company to perform their obligations under the transaction documents;

•	insolvency events regarding HL Funding II, any Originator, HLIOC or the Company;

•	the security interest in the receivables ceasing to be a valid and perfected first priority security interest;

•	a change in control of the Company;

•	rendering of judgments in excess of a certain amount against HL Funding II, any Originator, HLIOC or the Company;

•	certain government agencies taking action with respect to the assertion of a lien against the property of HL Funding II, any Originator, HLIOC or the Company;

•	the transaction documents ceasing to be in full force and effect; and

•	the failure to meet certain financial covenants, if applicable.

     The Financing Agreement allows for a removal from the program of an Originator that caused a termination event if the outstanding balance of receivables originated by such Originator, together with the aggregate outstanding balance of receivables (existing on such date) originated by other Originators that caused a termination event, would exceed 15% of the aggregate outstanding balance of all receivables existing on such date.

     The descriptions of the Financing Agreement, the OPA and SPA contained herein are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: December 15, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and Secretary

Dated: December 15, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Receivables Financing Agreement, dated as of December 9, 2004 among HL Funding II, Inc., a Delaware corporation, CAFCO, LLC, a Delaware limited liability company, as an investor, Citibank, N.A., as a bank, Citicorp North America, Inc., a Delaware corporation, as program agent for the investors and the banks and as an investor agent, the other investors, banks and investor agents (each as defined below) from time to time party hereto, HLI Operating Company, Inc., a Delaware corporation, as servicer, and the disbursement agent named therein.

10.2	Originator Purchase Agreement, dated as of December 9, 2004 among HL Funding I, LLC, a Delaware limited liability company, and the wholly-owned subsidiaries of the Company named therein as Originators.

10.3	Secondary Purchase Agreement, dated as of December 9, 2004 between HL Funding I, LLC, a Delaware limited liability company, and HL Funding II, Inc., a Delaware corporation.

99.1	Press Release Issued by Hayes Lemmerz International, Inc. on December 10, 2004.